Exhibit 10.18

FIRST AMENDMENT TO CONTRIBUTION AGREEMENT

This FIRST AMENDMENT TO CONTRIBUTION AGREEMENT (this “Amendment”) is made and entered into as of September 19, 2006 (although executed on December     , 2006), by and among MERUELO MADDUX PROPERTIES, INC., a Delaware corporation (the “Company”), MERUELO MADDUX PROPERTIES, L.P., a Delaware limited partnership (the “Operating Partnership”), RICHARD MERUELO, AS TRUSTEE OF THE RICHARD MERUELO LIVING TRUST U/D/T DATED SEPTEMBER 15, 1989 (“Meruelo Trust”), MERCO GROUP – ROOSEVELT BUILDING, LLC, a California limited liability company (“Merco”) and SUNSTONE BELLA VISTA, LLC, a Delaware limited liability company (“Sunstone;” Meruelo Trust, Merco and Sunstone are referred to individually as a “Contributor” and collectively as the “Contributors”) and amends that certain the CONTRIBUTION AGREEMENT by and among the Company, the Operating Partnership and the Contributors dated as of September 19, 2006 (the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meanings as set forth in the Agreement.

WHEREAS, the parties hereto desire to amend the Agreement pursuant to Section 7.5 thereof to eliminate any tax forfeiture by the Contributors pursuant to Section 1.10 of the Agreement and otherwise and to make certain other changes all as set forth below.

WHEREAS, the parties hereto represent all of the parties to the Agreement and agree that it is in the best interest of each of the parties to the Agreement to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the receipt and sufficiency of which is hereby acknowledged by each party, the parties hereby agree as follows, effective as of the date of the Agreement:

1. Amendment of Section 1.2(a). Section 1.2(a) of the Agreement is hereby amended and restated to read as follows:

(a) issue to such Contributor the number of shares of Common Stock, in certificate form, in each case as indicated on Exhibit E as such Contributor’s “Participating Entity Consideration” relating to such Participating Entity Interest contributed hereunder minus, in the case of each Contributor, the quotient, rounded down to the nearest whole number, obtained by dividing (i) (x) the total amount of the obligations of each Contributor referenced on Exhibit C plus (y) the Tax Coverage Payment (as defined in Section 1.2(b) below) made to each Contributor by (ii) the initial public offering price per share of Common Stock in the Public Offering (the aggregate of such Common Stock for all Contributors, as adjusted from time to time where appropriate under Sections 1.9 and 3.4(c), being the “Total Contributor Consideration”); and

2. Amendment of Section 1.4. Section 1.4 of the Agreement is hereby amended and restated to read as follows:

Section 1.4 Allocation of Total Contributor Consideration. In connection with the Closing, the Total Contributor Consideration shall be allocated among the Participating Entity Interests as reasonably determined by the Company’s independent public accountants (with any adjustments thereto by reason of events occurring under Section 1.9 being allocable to the Participating Entity Interests involved, as appropriate). At or in connection with the Closing, the Company shall cause and the Contributors shall each cause their accountants to meet with each other to determine the appropriate allocations of the Total Contributor Consideration among the various Participating Entity Interests based on their respective shares of the Total Contribution Consideration. Each Contributor, the Company and the Operating Partnership agree to (a) be bound by such allocations, (b) act in accordance with the allocation in the preparation of financial statements and filing of all tax returns and in the course of any tax audit, tax review or tax litigation relating thereto, and (c) take no position, and cause their Affiliates to take no position, inconsistent with such allocations for income tax purposes.

3. Amendment of Section 1.8(b). Section 1.8(b) of the Agreement is hereby amended and restated to read as follows:

(b) Carryover Basis. The parties confirm that (i) the interests in the Participating Entities will be contributed to the Company at the Closing in a tax-free contribution to the Company under Section 351(a) of the Code (and then by the Company to the Operating Partnership in a tax-free contribution under Section 721 of the Code); provided, that the Contributors shall recognize income upon such contribution to the extent required by Sections 351 and 357(c) of the Code (with respect to the assumption of the Contributors’ liabilities and the Tax Coverage Payment under Section 1.2 constituting boot, and other liabilities assumed with respect to the Participating Interests in excess of basis); (ii) the Company and the Operating Partnership will have a carryover basis in the Participating Entity Interests equal to that of the Contributors (plus gain recognized by the Contributors on the contribution under Section 351 and Section 357(c) of the Code); (iii) the estimated tax basis of the Properties owned by such Participating Entities (which amount is set forth on Exhibit F) is less than their aggregate fair market value at the Closing, as a result of which there is inherent gain (“Inherent Gain”) in the hands of the Operating Partnership upon contribution; and (iv) the Operating Partnership and the Company will recognize the full amount of such Inherent Gain upon the sale of the Participating Entity Interests or underlying Property in a taxable transaction without any claim against Contributors with respect thereto by the Operating Partnership or the Company.

4. Amendment of Section 1.9. Section 1.9 of the Agreement is hereby amended and restated to read in its entirety as follows:

Section 1.9 Contingent Common Stock for Contributors. The Company shall have the following contingent obligation to issue additional Common Stock (the “Contingent Shares”) to the Contributors. If and when amounts owing under the note receivable from the Taylor Yards entity (the

“Taylor Yards Note”) are paid from the condemnation proceeding on the Taylor Yards project, the Company shall issue to the Contributors a number of shares of Common Stock having a value equal to such payments (valuing the Common Stock for this purpose at the per share initial public offering price and treating such value as an adjustment to Total Contributor Consideration). In addition, the Company shall pay in cash (or shall cause the Operating Partnership to pay in cash) to the Contributors interest on such value, computed from the date of the Closing until the issuance of such shares, at the “applicable federal rate” established by the Internal Revenue Service for such period. Such shares and interest shall be allocated among the Contributors as follows: (x) 75% to Merco and (y) 25% to Sunstone, and such amounts shall be paid to the Contributors within three (3) business days after such amounts are paid to the Operating Partnership with respect to the Taylor Yards Note. The Company shall contribute any proceeds from the note receivable to the Operating Partnership in exchange for common units.

5. Deletion of Section 1.10. Section 1.10 of the Agreement is hereby deleted in its entirety and shall be of no force and effect.

6. Deletion of Exhibit G. Exhibit G of the Agreement is hereby deleted in its entirety.

7. Approval of Amendment. By their signatures below, the undersigned hereby approve and adopt this Amendment.

8. Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of California.

9. Continued Validity. Except as otherwise expressly provided herein, the Agreement shall remain in full force and effect and unmodified by the terms hereof.

10. Severability. If any provision of this Amendment, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Amendment and application of such provision to other persons, entities or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Amendment with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision and to execute any amendment, consent or agreement deemed necessary or desirable by the parties to effect such replacement.

11. Reliance. Each party to this Amendment acknowledges and agrees that it is not relying on tax advice or other advice from the other party to this Amendment and that it has or will consult with its own advisors.

12. Counterparts. This Amendment may be executed in one or more counterparts and by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13. Joint Preparation. The parties acknowledge that this Amendment was jointly prepared by them, by and through their legal counsel, and any uncertainty or ambiguity existing herein shall not be interpreted against any of the parties, but otherwise according to the application of the rules on interpretation of contracts.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

COMPANY Meruelo Maddux Properties, Inc., a Delaware corporation

By:	/s/ Todd W. Nielsen
Name:	Todd W. Nielsen
Title:	General Counsel

OPERATING PARTNERSHIP Meruelo Maddux Properties, L.P., a Delaware limited partnership

By:	Meruelo Maddux Properties, Inc., a Delaware corporation, general partner

By:	/s/ Todd W. Nielsen
Name:	Todd W. Nielsen
Title:	General Counsel

MERUELO TRUST

By:	/s/ Richard Meruelo
Richard Meruelo as trustee of the Richard Meruelo Living Trust U/D/T dated September 15, 1989

MERCO Merco Group — Roosevelt Building, LLC, a Delaware limited liability company

By:	/s/ Richard Meruelo
Richard Meruelo, Manager

SUNSTONE Sunstone Bella Vista, LLC, a Delaware limited liability company

By:	/s/ John Charles Maddux
John Charles Maddux, as trustee of the John Charles Maddux Trust U/D/T dated July 24, 2006